                           SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a) of
             the Securities Exchange Act of 1934 (Amendment No.   )


    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /


    Check the appropriate box:

    / /   Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/   Definitive Proxy Statement
    / /   Definitive Additional Materials
    / /   Soliciting Material Pursuant to Section 240.14a-11(c) or
          Section 240.14a-12


                 Children's Discovery Centers of America, Inc.
- ------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


                                     N/A
- ------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Agent Rules 14a-6(i)(4) and
     0-11.

     1)  Title of each class of securities to which transaction applies:

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     2)  Aggregate number of securities to which transaction applies:

         ---------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         ---------------------------------------------------------------------
     4)  Proposed maximum aggregate value of transaction:

         ---------------------------------------------------------------------
     5)  Total fee paid:

         ---------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any party of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

         ---------------------------------------------------------------------
     2)  Form, Schedule or Registration Statement No.:

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     3)  Filing Party:

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     4)  Date Filed:

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
                 CHILDREN'S DISCOVERY CENTERS OF AMERICA, INC.
                                851 IRWIN STREET
                                   SUITE 200
                          SAN RAFAEL, CALIFORNIA 94901

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 19, 1996

TO THE STOCKHOLDERS OF
  CHILDREN'S DISCOVERY CENTERS OF AMERICA, INC.:

    NOTICE IS HEREBY GIVEN THAT the Annual Meeting of Stockholders ("Annual Meeting") of Children's Discovery Centers of America, Inc., a Delaware corporation ("CDC" or the "Company"), will be held on June 19, 1996 at 10:00 a.m. local time, in the Sutton II Room of the Hotel Inter Continental, 111 East 48th Street, New York, New York, for the following purposes:

        (1) To elect seven directors to serve until the next annual meeting or until their successors have been elected and qualify;

        (2) To ratify the appointment of Arthur Andersen LLP as independent public auditors for the 1996 fiscal year; and

        (3) To transact such other business that may properly come before the meeting or any adjournment or adjournments thereof.

    Details respecting these matters are set forth in the accompanying proxy statement.

    The Board of Directors has fixed the close of business on April 23, 1996 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting.

Date: May 3, 1996

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                                [SIGNATURE]

                                          FRANK A. DEVINE, SECRETARY

                       IMPORTANT--YOUR PROXY IS ENCLOSED

    YOU ARE URGED TO SIGN, DATE AND MAIL YOUR PROXY EVEN THOUGH YOU MAY PLAN TO ATTEND THE MEETING. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING YOU MAY VOTE BY PROXY OR YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. BY RETURNING YOUR PROXY PROMPTLY, A QUORUM WILL BE ASSURED AT THE MEETING WHICH WILL PREVENT COSTLY FOLLOW-UP AND DELAYS.

                 CHILDREN'S DISCOVERY CENTERS OF AMERICA, INC.
                                851 IRWIN STREET
                                   SUITE 200
                          SAN RAFAEL, CALIFORNIA 94901

                            ------------------------

                                PROXY STATEMENT

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Children's Discovery Centers of America, Inc. ("CDC" or the "Company") in connection with the Annual Meeting of Stockholders of the Company ("Annual Meeting") to be held in the Sutton II Room of the Hotel Inter Continental, 111 East 48th Street, New York, New York, at 10:00 a.m. local time on June 19, 1996, and at any adjournment or adjournments thereof.

                            SOLICITATION OF PROXIES

    The expense of preparing, assembling, printing, filing and mailing the Notice of Meeting, this Proxy Statement, the proxy and other enclosures, and any other material which may hereafter be used in the Board's solicitation of proxies, will be borne by the Company. In addition to the solicitation of proxies by mail, some of the officers, directors and employees of the Company may (without receiving additional compensation for doing so) solicit proxies by telephone, telegraph or personal interview, the cost of which will be borne by the Company. The Company will also request brokerage houses and other custodians, nominees and fiduciaries to forward the Board's proxy solicitation materials to the beneficial owners of the Company's voting stock and will reimburse such brokers and other nominees for their expenses in doing so.

    All proxies in the accompanying form which are properly executed and returned will be voted in accordance with the instructions therein specified for the purposes set forth in the accompanying Notice of Annual Meeting. If no instructions are given, such proxies will be voted in favor of (i) the nominees for election to the Board as set forth below under "Proposal No. 1--Election of Directors," (ii) the appointment of Arthur Andersen LLP as the independent auditors for the 1996 fiscal year as set forth under "Proposal No. 2--Approval of Independent Auditors" and (iii) to transact such other business as may properly be brought before the meeting or any adjournment thereof. The proxy may be revoked at any time by a stockholder prior to its exercise by written notice to the Company, by submission of another proxy bearing a later date, or by voting in person at the meeting. Such revocation will not affect a vote on any matter taken prior thereto. The mere presence at the meeting of the person appointing a proxy will not revoke the appointment. The approximate date of the mailing of this Proxy Statement and form of proxy to security holders is May 3, 1996.

                         VOTING SECURITIES--RECORD DATE

    Holders of the Company's Common Stock, $.01 par value (the "Common Stock"), and holders of the Company's Special Stock, $.01 par value, denominated as Series A Convertible Preferred Stock ("Preferred Stock"), of record at the close of business on April 23, 1996 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting or at any adjournment or adjournments thereof. As of the Record Date, there were 6,204,231 shares of Common Stock and 2,700 shares of Preferred Stock issued and outstanding. Each outstanding share of Common Stock entitles the holder thereof to one vote with respect to all matters proposed to be voted on by the stockholders at the Annual Meeting. The holders of Preferred Stock are entitled to vote on all matters on which the holders of Common Stock are entitled to vote, and each share of Preferred Stock entitles the holder to that number of votes equal to the number of shares of Common Stock into which the shares of Preferred Stock are convertible as of the Record Date. The Common Stock and Preferred Stock shall vote as one class. As of the Record Date, the Preferred Stock is entitled to 490,909 votes. The presence, in person or represented by proxy, of shares constituting a majority of the combined voting power of all issued and outstanding Common Stock and Preferred Stock entitled to vote, shall constitute a quorum at the Annual Meeting.

    With respect to the two matters to come before the stockholders at the Annual Meeting, directors shall be elected by a plurality of the voting power present in person or represented by proxy at the meeting and entitled to vote, and the affirmative vote of the holders of shares representing a majority of the voting power present in person or represented by proxy at the Annual Meeting and entitled to vote shall be required for the approval of independent public auditors. With respect to the election of directors, only shares that are voted in favor of a particular nominee will be counted towards such nominee's achievement of a plurality. Accordingly, abstentions and broker non-votes will not affect the outcome of the election. With respect to the appointment of independent public auditors, if the stockholder abstains from voting, the shares are considered present at the meeting for such matter but, since they are not affirmative votes for the matter, they will have the same effect as votes against the matter. With respect to broker non-votes on these two matters, the shares are not considered present at the meeting for such matters and, therefore, are not counted in respect of such matters.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

    The following table sets forth certain information, as of the Record Date, with respect to the beneficial ownership of Common Stock by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) all directors of the Company individually and (iii) all executive officers and directors of the Company as a group.

NAME AND ADDRESS OF BENEFICIAL OWNER*                             NUMBER                 PERCENT**
- ----------------------------------------------------  -------------------------------  -------------
(a) 5% Stockholders
Gruber & McBaine Capital Management, Inc., et al. .     1,283,700(1)                         20.7%
50 Osgood Place
San Francisco, CA 94133
LN Investment Capital Limited Partnership ..........      490,909(2)                          7.3%
1675 Broadway
New York, NY 10019
Wellington Management Company ......................      611,500(3)                          9.9%
75 State Street
Boston, MA 02109
Kennedy Capital Management, Inc. ...................      356,000(4)                          5.7%
425 N. New Ballas Road, Suite 181
St. Louis, MO 63141
(b) Directors
Richard A. Niglio...................................      380,050(5)                          5.9%
Elanna S. Yalow.....................................       45,080(6)                          ***
W. Wallace McDowell, Jr.............................       18,629(7)                          ***
Robert E. Kaufmann..................................       18,429(7)                          ***
Mark P. Clein.......................................       18,429(7)                          ***
Michael J. Connelly.................................      528,958(8)                          7.9%
Myron A. Wick, III..................................      701,467(9)                         11.3%
(c) All Executive Officers and Directors as a Group
    (includes 11 persons)...........................    1,846,865(5)(6)(7)(8)(9)(10)         27.4%

- ------------------------
  * Except as noted below, each beneficial owner has sole voting and investment power with respect to the shares reported.

 ** Except with respect to LN Investment Capital Limited Partnership ("LNIC") and Michael J. Connelly, the Managing General Partner of LNIC, as well as all executive officers and directors as a group, the percentages do not give effect to any shares of Common Stock issuable upon conversion of shares of issued and outstanding Preferred Stock, all of which are held by LNIC.

*** Represents less than 1% of the outstanding Common Stock.

 (1)According to various filings made with the Securities and Exchange Commission on behalf of Gruber & McBaine Capital Management, Inc. ("GMCM"), an investment adviser, Jon D. Gruber and J. Patterson McBaine, the executive officers, directors and stockholders of GMCM, Lagunitas Partners, L.P. ("Lagunitas"), an investment partnership for which GMCM and Messrs. Gruber and McBaine are the general partners, Proactive Investment Managers, L.P. ("PIM") as the general partner of Proactive Partners, L.P. ("PP") and Fremont Proactive Partners, L.P. ("FPP"), two investment partnerships, Charles C. McGettigan and Myron A. Wick, III, who are general partners (along with Messrs. Gruber and McBaine), in PIM, and GJM Investments, Inc. ("GJM" and, collectively with each of the foregoing, the "G&M Group"), and information furnished supplementally on behalf of members of the G&M Group, members of the G&M Group own, in the aggregate, the number of shares set forth in the chart above. The shares reported by the G&M Group do not include 9,867 shares issuable upon exercise of options exercisable within 60 days after the Record Date which Mr. Wick has received in his capacity as a director of the Company.

 (2)Consists of 490,909 shares of Common Stock issuable upon conversion of 2,700 shares of Preferred Stock owned by LNIC. Does not include shares of Common Stock owned directly by certain of the partners of LNIC.

 (3)Based on information set forth in a Schedule 13G dated January 27, 1996.

 (4) Based on information set forth in a Schedule 13G dated February 8, 1996.

 (5) Consists of 92,900 shares owned directly by Mr. Niglio, 2,000 shares owned by Mr. Niglio's wife and 287,150 shares issuable upon exercise of currently exercisable options and options exercisable within 60 days after the Record Date. Mr. Niglio disclaims beneficial ownership of shares owned by his wife.

 (6) Consists of 10,600 shares of Common Stock owned directly by Dr. Yalow and 34,480 shares issuable upon exercise of currently exercisable options and options exercisable within 60 days after the Record Date.

 (7) Includes 13,367 shares of Common Stock issuable upon exercise of currently exercisable options and options exercisable within 60 days after the Record Date.

 (8) Consists of 28,182 shares owned directly by Mr. Connelly, 490,909 shares of Common Stock issuable upon conversion of 2,700 shares of Preferred Stock held by LNIC and 9,867 shares issuable upon exercise of options exercisable within 60 days after the Record Date. Mr. Connelly is the Managing General Partner of LNIC. Mr. Connelly disclaims beneficial ownership of shares of Common Stock issuable to LNIC, except to the extent of his proportionate interest therein.

 (9) Consists of 45,000 shares owned by four trusts for the benefit of Mr. Wick or members of his immediate family, 4,000 shares owned by Mr. Wick as custodian for his children, 642,600 shares owned by two investment partnerships which are part of the G&M Group and for which Mr. Wick may be deemed to have shared voting and dispositive power, and 9,867 shares issuable upon exercise of options exercisable within 60 days after the Record Date.

(10) Includes 485,488 shares of Common Stock issuable upon exercise of currently exercisable options and options exercisable within 60 days after the Record Date.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

    At the Annual Meeting, a board of seven (7) directors is to be elected. Unless a proxy specifies that it is not to be voted for the election of directors or for any particular director, it is intended that shares represented by each duly executed and returned proxy will be voted FOR the election as directors of the persons named below. Each of the persons named below is now a director of CDC and was elected at the last annual meeting of stockholders. The directors elected will hold office until the next annual meeting of stockholders or until their respective successors are duly elected and qualify. If any nominee subsequently withdraws or is otherwise unable to serve as a candidate for election at the meeting, an event which the Board of Directors does not anticipate, the proxies will be voted for a substitute nominee and the others named below.

                                                                           YEAR FIRST
                                                                           ELECTED AS
NAME AND PRINCIPAL OCCUPATION                                       AGE    A DIRECTOR
- -----------------------------------------------------------------   ---    -----------
Richard A. Niglio* ** ...........................................   53        1987
Chairman & Chief Executive Officer of the Company
Elanna S. Yalow .................................................   41        1996
President & Chief Operating Officer of the Company
W. Wallace McDowell, Jr.**** ....................................   59        1984
Private Investor
Robert E. Kaufmann*** ...........................................   55        1985
Consultant
Michael J. Connelly* ** *** .....................................   45        1992
President of Lepercq Capital Management, Inc.
Mark P. Clein** .................................................   36        1991
Managing Director, Jefferies & Co., Inc.
Myron A. Wick, III* **** ........................................   52        1993
Managing Director, McGettigan, Wick & Co., Inc.

- ------------------------
   *Member of the Executive Committee

  **Member of the Audit Committee

 ***Member of the Quality Committee

****Member of the Compensation Committee

    Richard A. Niglio was appointed Chief Executive Officer of CDC in March 1987. From 1982 until joining CDC, he was President, Chief Executive Officer and a director of Victoria Station Incorporated, a restaurant chain based in Larkspur, California. From 1971 until 1982, Mr. Niglio was President of Mr. Donut of America, Inc., a wholly-owned subsidiary of International Multifoods Corp. Mr. Niglio is currently a director of Psychiatric Management Resources, Inc., a manager of psychiatric partial hospitalization services.

    Elanna S. Yalow has been President and a director of the Company since January 1996. Dr. Yalow was retained by the Company from 1989 until 1992 as a consultant to develop the Company's employee-sponsored business, and was appointed as a Vice President in 1992 and was promoted to Executive Vice President in 1994.

    W. Wallace McDowell, Jr. has been a director of CDC since November 1984. Mr. McDowell is currently a private investor. From January 1991 until October 1994, Mr. McDowell was a Managing Director of Morgan Lewis Githens & Ahn, the general partner of an investment partnership concentrating on leveraged transactions. Mr. McDowell was Chairman and Chief Executive Officer of The Prospect Group, Inc., from

November 1983 to January 1990. Mr. McDowell is a director of U.S. HomeCare Corporation, a provider of comprehensive home health care services, Grossman's Inc., a retailer of building materials and related products, Excelsior Funds, a group of mutual funds, and I.T.I. Technologies, Inc., a manufacturer of home security devices.

    Robert E. Kaufmann has been a director of CDC since July 1985. Since June 1995, Mr. Kaufmann has been an executive search consultant for Spencer Stuart. From 1980 until July 1994, Mr. Kaufmann was Headmaster of Deerfield Academy, Deerfield, Massachusetts. From 1971 to 1975, he was Assistant Dean and from 1975 to 1980 Associate Dean for Finance and Administration, Faculty of Arts and Sciences, Harvard University.

    Mark P. Clein has been a director of CDC since April 1991. Since August 1995, Mr. Clein has been a Managing Director of Jefferies & Co., Inc., an investment banking firm. Mr. Clein was a Managing Director of Rodman & Renshaw Inc., an investment banking firm from March 1993 until March 1995, and a director of Mabon Securities Corp., an investment banking firm, from March to August 1995. Mr. Clein was a Vice President of Sprout Group, the venture capital affiliate of Donaldson, Lufkin & Jenrette, Inc., from May 1991 until March 1993. From January 1989 to April 1991, Mr. Clein served as acting Chief Executive Officer of Magic Years Child Care & Learning Centers, Inc., an operator of child care centers located in the Northeast acquired by CDC in April 1991, and served as Chairman of the Board from March 1990 to September 1990. From 1982 until February 1990 and from August 1990 to May 1991, Mr. Clein was a Vice President of Merrill Lynch Venture Capital, Inc.

    Michael J. Connelly has been a director of CDC since November 1992. Since April 1987, Mr. Connelly has been President of Lepercq Capital Management, Inc., the venture capital subsidiary of Lepercq de Neuflize & Co. Inc., a New York-based portfolio management and investment banking firm, and the Managing General Partner of LN Investment Capital Limited Partnership ("LNIC"). He is also Chairman, Chief Executive Officer and a director of The MNI Group, Inc., a public company engaged in the weight-control and health and beauty aid businesses. Mr. Connelly was nominated for election as a director pursuant to an agreement entered into in connection with the Company's acquisition of American Family Service Corporation ("AFSC") in November 1992. See "Certain Relationships and Related Transactions."

    Myron A. Wick, III has been a director of CDC since June 1993. Since 1988, Mr. Wick has been a Managing Director of McGettigan, Wick & Co., Inc., a private investment banking firm. Since 1991, Mr. Wick has been a general partner of Proactive Investment Managers, L.P., which is the general partner of Proactive Partners, L.P., a merchant banking fund. Mr. Wick is a director of the following public companies: NDE Environmental Corporation, which provides systems and services to detect leaks in underground storage tanks, Phoenix Network, Inc., a reseller of long distance telephone service, Sonex Research, Inc., which is engaged in development of fuel combustion technology, WrayTech Instruments, Inc., which manufactures and sells industrial weighing gauges, and Modtech, Inc., which designs, manufactures and installs modular relocatable classrooms. Mr. Wick was Chairman of the Board of Stat-Tech International Corporation, which filed for bankruptcy under Chapter 11 of the U.S. Bankruptcy Code in June 1992; the assets of Stat-Tech International Corporation have been acquired by Electro-Static Devices, Inc., for which Mr. Wick serves as a director.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

    During 1995, CDC's Board of Directors met four times. There are four standing committees of the Board of Directors, the functions of which are described below.

    THE AUDIT COMMITTEE. The functions of the Audit Committee are to recommend to the Board the appointment of independent public accountants for CDC and the terms of their engagement, and to review, coordinate, analyze and assess financial information presented to it by the independent public accountants and the Chief Financial Officer of CDC. The Audit Committee is comprised of Messrs. Connelly, Clein and Niglio. The Audit Committee met once during 1995.

    THE COMPENSATION COMMITTEE. The task of the Compensation Committee is to review and determine levels of executive compensation for CDC, as well as to administer CDC's Stock Option Plan. The Compensation Committee is currently comprised of Messrs. McDowell and Wick. The Compensation Committee met once during 1995.

    THE EXECUTIVE COMMITTEE. During intervals between the meetings of the Board of Directors, the Executive Committee exercises all the powers of the Board (except those specifically reserved by Delaware law to the full Board of Directors) in the management and direction of the business of CDC in all cases in which specific directions have not been given by the Board. The Executive Committee is comprised of Messrs. Connelly, Wick and Niglio. The Executive Committee did not meet during 1995.

    THE QUALITY COMMITTEE. This committee is charged with the task of establishing and implementing policies and procedures in the following areas: curriculum, training, safety and remediation. The Quality Committee consists of Mr. Kaufmann and Mr. Connelly. The Quality Committee met once during 1995.

    There is no nominating committee or any committee performing similar functions. The Board determines nominees for election to the Board, subject to any applicable agreements giving certain persons the right to designate a nominee.

    During 1995, no director attended fewer than 75% of the aggregate of the total number of meetings of the Board or the total number of meetings of the Committees on which any individual director served, except Mr. Clein who was unable to attend two meetings of the Board.

DIRECTORS FEES AND OPTIONS

    Directors of CDC are reimbursed for actual expenses incurred in connection with attendance at CDC Board and Committee meetings. Directors who are employed by CDC receive no director fees, while other directors each receive a retainer of $10,000.00 a year, plus $1,000.00 for attendance at each Board meeting and $500.00 for attendance at each Committee meeting.

    During 1993, the Company established a Non-Employee Directors' Stock Option Plan ("Directors' Plan") and authorized the reservation of 180,000 shares of Common Stock for issuance thereunder. Pursuant to the Directors' Plan, effective as of December 9, 1993 (the date on which an underwritten public offering of its Common Stock was commenced (the "1993 Public Offering"), each of the then non-employee directors of the Company (including Messrs. McDowell, Kaufmann, Clein, Connelly and Wick) received an option to purchase 11,500 shares of Common Stock at an exercise price of $8.00 per share, which was the offering price of the Common Stock in the 1993 Public Offering. In addition, pursuant to the Directors' Plan, commencing with 1995 each non-employee director receives an option to purchase 3,500 shares of Common Stock in each year, which options will be granted immediately following the annual meeting of stockholders during such year at which directors are elected. No director will be entitled to receive, in the aggregate, options to purchase more than 30,000 shares of Common Stock under the Directors' Plan. Options granted under the Directors' Plan have an exercise price equal to the fair market value of the Common Stock on the date of grant. All options granted under the Directors' Plan will be exercisable as follows:
30% commencing six months after the date of grant, with the remaining 70% to become exercisable in equal one-third increments on the first three anniversaries of the date of grant. All options granted under the Directors' Plan will expire ten years from the date of grant. Following their reelection to the Board of Directors in June 1995, Messrs. Clein, Kaufmann, McDowell, Connelly and Wick were each granted an option to purchase 3,500 shares of stock at an exercise price of $16.38 per share.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership of Common Stock on Form 3 and reports of changes in ownership of Common Stock on Forms 4 or 5 and to furnish the Company with copies of all forms they file.

    To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with in 1995, except that Mr. Connelly reported the conversion of Preferred Stock and sale of 25,000 shares of Common Stock by LNIC in March 1995 on April 25, 1995.

                             EXECUTIVE COMPENSATION

    The following table summarizes all compensation paid to the Company's Chief Executive Officer for the years ended December 31, 1995, 1994 and 1993. No other executive officer of the Company received annual compensation (i.e., salary and bonus) for 1995, 1994 or 1993 in excess of $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG TERM
                                                                                 COMPENSATION
                                                                                 -------------
                                                           ANNUAL COMPENSATION    SECURITIES
                                                          ---------------------   UNDERLYING
NAME AND POSITION                                YEAR       SALARY      BONUS       OPTIONS
- ---------------------------------------------  ---------  ----------  ---------  -------------
Richard A. Niglio ...........................    1995     $  295,000  $       0            0
Chairman, President and Chief Executive          1994        227,000     54,200       80,280
Officer                                          1993        206,440     33,775      110,000

EMPLOYMENT AGREEMENTS AND SEVERANCE AGREEMENTS

    Mr. Niglio has entered into an employment agreement dated December 15, 1994 with the Company which provides for his employment as Chairman, President and Chief Executive Officer of the Company for a term expiring on December 31, 1996. Under the agreement, Mr. Niglio is to receive a base salary of not less than $227,000 per year and annual bonuses to be determined each year by mutual agreement of Mr. Niglio and the Compensation Committee of the Board of Directors. The agreement also provides that if Mr. Niglio's employment is terminated by CDC other than for cause, he will be entitled to a severance payment equal to one year's cash compensation.

    There are no employment agreements between the Company and any of its other executive officers.

CDC STOCK OPTION PLAN

    CDC has one stock option plan pursuant to which options may be granted to its officers and employees, the CDC Stock Option Plan (herein referred to as the "Option Plan"). Options for a total of 800,000 shares of Common Stock may currently be granted under the Option Plan.

    OPTION GRANTS IN 1995

    There were no option grants to Mr. Niglio or other Company officers during 1995.

    AGGREGATED OPTION EXERCISES IN 1995 AND 1995 YEAR-END OPTION VALUES

    The following table sets forth information with respect to Mr. Niglio's exercise of options during 1995 and unexercised options held by Mr. Niglio as of December 31, 1995.

                                                              SECURITIES UNDERLYING
                                                                    NUMBER OF                VALUE OF UNEXERCISED
                                                               UNEXERCISED OPTIONS           IN-THE-MONEY OPTIONS
                                   SHARES                       AT 1995 YEAR END             AT 1995 YEAR-END(1)
                                ACQUIRED ON      VALUE     ---------------------------   ----------------------------
NAME                              EXERCISE     REALIZED     EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
- ------------------------------  ------------   ---------   ---------------------------   ----------------------------
Richard A. Niglio.............         0             0          287,150 / 63,130                    0 / 0

- ------------------------
(1) Based on the closing price of Common Stock on December 31, 1995, which was $5.13 per share.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    GENERAL

    The Company's compensation program for executive officers is administered by the Compensation Committee of the Board of Directors (the "Committee"), which consists of two non-employee members of the Board of Directors, W. Wallace McDowell, Jr. and Myron A. Wick, III. The compensation program is comprised of three elements: (i) base salary, (ii) annual incentive compensation, and (iii) long-term incentive compensation in the form of stock options. Generally, the philosophy of the program is to set base salaries somewhat below competitive levels to permit the Company to rely to a large degree on the annual and long-term incentive compensation components, which are more closely linked to Company performance; each year's annual incentive compensation is directly linked to the Company's earnings in that year, while stock options indirectly reflect the Company's performance through changes in the market price of the Common Stock.

    With respect to base salary for executive officers other than Mr. Niglio, the Committee reviews and generally accepts recommendations of Mr. Niglio, who is in the best position to evaluate performance, competitive salaries and relative company rank. The Committee reserves the right, however, to question Mr. Niglio's recommendation and to discuss with him the bases for his recommendations.

    The base salary of Mr. Niglio is determined by the Committee upon an evaluation of his overall job performance, with consideration given to both quantitative and qualitative factors. Quantitative factors include the growth in Company revenues, achievement of forecasted working capital position and the progress made in expansion of the business through acquisition of additional child care centers. Qualitative factors include Mr. Niglio's leadership qualities, his impact on employee morale and his ability to enhance the Company's industry reputation. Mr. Niglio's base salary for 1995 of $295,000 represented a thirty percent increase over his base salary during 1994, which increase was based on the substantial improvement in the Company's financial performance during 1994. The Committee has not increased Mr. Niglio's base salary for 1996.

    With respect to the annual incentive compensation component, in 1992 the Company established an incentive plan which provides for the creation of an incentive bonus pool in each year from which payments are made to executive officers based on the Company's earnings in that year. The portion of the incentive pool each officer is eligible to receive is based on the officer's base salary as a percentage of the aggregate base salary of all participating officers. In 1995, the Company's level of earnings did not reach the minimum requirements of the bonus plan; consequently no bonuses were earned.

    The third component of the compensation program consists of the awarding of options to purchase Common Stock under the Company's Stock Option Plan (the "Option Plan"). Stock options may be granted under the Option Plan with an exercise price no less than 85% of the fair market value of the Common Stock on the date of grant, although all options granted under the Option Plan to date have been granted at exercise prices which are not less than 100% of the fair market value on the respective dates of grant. In addition, options granted under the Option Plan are generally subject to a three year vesting period. Accordingly, an optionee will realize value from the grant only if the market value of the Common Stock increases over an extended period following the date of grant. Because the compensation element of stock options is dependent on increases over time in market value of such shares, stock options represent compensation tied to the Company's long-term performance. The Committee believes compensation in the form of stock options serves to align the interests of the executive officers directly with the interests of the Company stockholders. No options were granted executive officers during 1995.

    The number of options granted to any officer under the Option Plan is determined by the Committee based on a number of factors, including that officer's corporate level of responsibility and performance, the frequency and number of options granted to that officer in the past and compensation paid or awarded to that officer under other aspects of the compensation program.

    COMPENSATION DEDUCTION LIMITATION

    As part  of the  1993 Omnibus  Budget Reconciliation  Act, Congress  enacted
Section 162(m) of the Internal Revenue Code of 1986 (the "Code"), which limits to $1 million per year the federal income tax deduction available to public companies of compensation paid to its chief executive officers and, in certain cases, its four other highest paid executive officers, unless that compensation qualifies for certain "performance-based" exceptions provided for in that section. Although it is anticipated that cash compensation payable to the Company's executive officers for the next several years will not exceed the $1 million limitation, the Company's strategy, nevertheless, is to qualify compensation paid to its executive officers for deductibility for federal income tax purposes to the extent feasible. Notwithstanding the foregoing, to maximize its flexibility with regard to executive compensation arrangements, the Company reserves the right to take actions which it deems to be in the best interests of the Company and its stockholders but which may not always qualify for tax deductibility under Section 162(m) or other sections of the Code.

                             COMPENSATION COMMITTEE
                            W. Wallace McDowell, Jr.
                               Myron A. Wick, III

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Effective November 5, 1992, CDC acquired American Family Service Corporation ("AFSC") pursuant to the merger of a wholly-owned subsidiary of CDC with and into AFSC. Pursuant to the terms of a Shareholders Agreement with LNIC, the principal stockholder of AFSC, entered into simultaneously with the Agreement and Plan of Merger, LNIC was granted the right to designate one person as a director of CDC upon consummation of the acquisition of AFSC, and to thereafter require CDC to include in the slate of nominees for election of directors at any meeting of stockholders of CDC at which directors are elected, and to solicit proxies for, one nominee selected by LNIC for so long as the shares owned by LNIC, including shares issuable upon conversion of the Preferred Stock, constitute more than 5% of the total number of shares of Common Stock issued and outstanding. Michael J. Connelly is LNIC's designee on the Board.

    In 1993 and 1994, the Company furnished loans to each of its executive officers in connection with their purchases of shares of Common Stock. In connection with a private placement of shares in 1993, the Company loaned $200,200 to Mr. Niglio and $20,075 to each of Dr. Yalow, Randall J. Truelove, Vice President, Finance, Rebekah K. Renshaw, Vice President, Operations, and Frank A. Devine, Secretary and General Counsel, constituting the purchase price for their respective shares. Each of the loans bears interest at 5.5% annum and is payable in 36 equal monthly installments of principal and interest, commencing on May 1, 1996. In connection with their purchases of publicly registered shares in 1994, the Company loaned $224,475 to Mr. Niglio and $33,825 to each of Dr. Yalow, Mr. Truelove, Ms. Renshaw and Mr. Devine, constituting substantially all of the purchase price for their respective shares. Those loans bear interest at the rate of 7.3% per annum, and are payable in 36 monthly installments of principal and interest commencing in December 1997. The loans made in connection with 1994 purchase of shares, and the loans made in connection with 1993 purchase of shares, are full recourse to each borrower and are secured by pledges of shares of Common Stock having a market value equal to at least 200% of the aggregate amounts loaned (as of the time of the 1994 loans). As of March 30, 1996, the aggregate amount of indebtedness of each of the executive officers to the Company pursuant to the 1993 and 1994 loans was $532,000 for Mr. Niglio and $60,000 for each of Dr. Yalow, Mr. Truelove, Ms. Renshaw and Mr. Devine.

                            STOCK PERFORMANCE GRAPH

    The following stock performance graph reflects a comparison of the cumulative total return on an investment in the Common Stock from December 31, 1990 through December 31, 1995 with the Amex Market Value Index and a peer group of other publicly traded companies primarily engaged in providing child care services. The companies within the peer group are KinderCare Learning Centers, Inc., Sunrise Preschools, Inc., and Nobel Education Dynamics, Inc., Dividend reinvestment has been assumed and, with respect to companies in the peer group, the returns of each such company have been weighed to reflect relative stock market capitalization. The comparisons in this table are required by the SEC and, therefore, are not intended to forecast or be indicative of possible future performance of the Common Stock.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
              AMONG CHILDREN'S DISCOVERY CENTERS OF AMERICA, INC.,
                  THE AMEX MARKET VALUE INDEX AND A PEER GROUP

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            CHILDREN...S DISCOVERY CTRS
                        INC                 PEER GROUP        AMEX MARKET VALUE
Dec-90                               100              100                       100
Dec-91                                59               33                       128
Dec-92                                58              103                       130
Dec-93                               113             1816                       155
Dec-94                               142             1654                       141
Dec-95                                64             2018                       178

*Assumes $100 was invested on December 31, 1990 in the applicable stock or index, and that all dividends were reinvested.

OTHER INFORMATION

    The closing sale price of the Common Stock as reported on the Nasdaq National Market on the Record Date was $5.50 per share.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    The Board of Directors recommends that shareholders vote FOR election of the seven persons nominated. The seven nominees who have the highest number of votes for their election as directors will be elected.

                                 PROPOSAL NO. 2
                        APPROVAL OF INDEPENDENT AUDITORS

GENERAL

    Upon the recommendation of the Audit Committee of the Board of Directors, the Board has appointed Arthur Andersen LLP as the independent auditors of CDC for the 1996 fiscal year, and has determined that it would be desirable to request that CDC's stockholders ratify such appointment. If the appointment of Arthur Andersen LLP is not ratified, the Audit Committee and Board of Directors will reconsider the appointment.

    Arthur Andersen LLP was the independent auditor for CDC's 1995 fiscal year, and during such period provided audit services which included the examination of consolidated financial statements of CDC. All fees paid by CDC to the independent auditors are paid in respect of such auditing services at a rate believed by CDC to be customary for companies similarly situated.

    A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting and will be accorded an opportunity to make such statements as he or she desires. In addition, such representative will be available to respond to appropriate questions submitted by stockholders.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    The Board recommends a vote FOR the appointment of Arthur Andersen LLP as independent auditors. The affirmative vote of the holders of shares representing a majority of the combined voting power of Common Stock and Preferred Stock present, in person or by proxy, at the Annual Meeting is required for approval of Proposal No. 2.

                              GENERAL INFORMATION

    STOCKHOLDER  PROPOSALS.   The date  by which  matters must  be submitted for
inclusion in next year's Notice of Annual Meeting and Proxy Statement for voting at the 1997 annual meeting of stockholders is January 3, 1997.

    ANNUAL REPORT. The Company's Annual Report for the fiscal year ended December 31, 1995 accompanies this Proxy Statement. Stockholders who wish to obtain, free of charge, a copy of the Company's Form 10-K for the year ended December 31, 1995, as filed with the SEC, may do so by writing or calling Frank
A. Devine, Secretary, Children's Discovery Centers of America, Inc., 851 Irwin Street, Suite 200, San Rafael, California 94901, Telephone: (415) 257-4200.

    OTHER MATTERS. As of the date of this Proxy Statement, the Board is not aware of any other matters to be presented for action. However, if any other matters are properly brought before the meeting, it is intended that the persons voting the accompanying proxy will vote the shares represented thereby in accordance with their best judgment.

Dated: May 3, 1996

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                                [SIGNATURE]

                                          FRANK A. DEVINE, SECRETARY

                 CHILDREN'S DISCOVERY CENTERS OF AMERICA, INC.
                                     PROXY
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                 ANNUAL MEETING OF STOCKHOLDERS, JUNE 19, 1996

    The undersigned stockholder of CHILDREN'S DISCOVERY CENTERS OF AMERICA, INC., a Delaware corporation, hereby appoints Richard A. Niglio or Randall J. Truelove or Frank A. Devine or either of them voting singly in the absence of the other, attorneys and proxies, with full power of substitution and revocation, to vote all shares of Common Stock and Series A Convertible Preferred Stock of Children's Discovery Centers of America, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of said Corporation to be held in the Sutton II Room of the Hotel Inter Continental, 111 East 48th Street, New York, New York, on June 19, 1996, at 10:00 A.M. (local
time),   or  any   adjournment  thereof,   in  accordance   with  the  following
instructions.

    In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the proxy will be voted "FOR" all nominees in Proposal No. 1 and "FOR" No. 2.

                          (CONTINUED ON REVERSE SIDE)

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES AND A VOTE "FOR" PROPOSAL NO. 2.

1. ELECTION OF DIRECTORS:  Richard A. Niglio, Elanna S. Yalow, W. Wallace
                           McDowall, Jr,. Robert E. Kaufmann, Mark P. Clein, Michael J. Connelly and Myron A. Wick III

      FOR ALL
  NOMINEES LISTED           WITHHOLD         INSTRUCTION: TO WITHHOLD AUTHORITY TO      2. APPOINTMENT OF ARTHUR ANDERSEN LLP AS
       ABOVE           AUTHORITY TO VOTE     VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE                  INDEPENDENT AUDITORS
    (EXCEPT AS          FOR ALL NOMINEES                  THAT NOMINEES'S NAME IN THE
     INDICATED            LISTED ABOVE                    SPACE PROVIDED BELOW.          FOR           AGAINST           ABSTAIN
   IN THE SPACE               / /                           -------------------------     / /          / /           / /
     PROVIDED)
        / /

                                                 PLEASE  SIGN  EXACTLY  AS  NAME
                                                 APPEARS HEREON.

                                                 When shares are  held by  joint
                                                 tenants, both should sign. When
                                                 signing  as attorney, executor,
                                                 administrator, trustee or
                                                 guardian,  please   give   full
                                                 title as such. If a
                                                 corporation,   please  sign  in
                                                 full  corporate   name  by   an
                                                 authorized    officer.   If   a
                                                 partnership,  please  sign   in
                                                 partnership name by an
                                                 authorized person.
                                                 Dated __________________ , 1996
                                                 _______________________________
                                                            Signature
                                                 _______________________________
                                                    Signature, if held jointly